Exhibit 99.1

For Release: IMMEDIATELY

Contact:	Stephen F. Carman, VP/Treasurer	(609) 631-6222 or carmans@ynb.com
Patrick M. Ryan, CEO	(609) 631-6177
YNB’s website	www.ynb.com

YARDVILLE NATIONAL BANCORP CITES RETAIL EXPANSION IN THIRD QUARTER EARNINGS

Hamilton, NJ ... October 23, 2006... Execution of Yardville National Bancorp’s (NASDAQ:YANB) retail banking strategy helped the company balance the effects of slowing commercial loan growth in the third quarter, as both net income and earnings per share for the third quarter of 2006 were comparable to the same period one year ago. YNB’s net income for the third quarter was $5.33 million compared to $5.35 million earned for the same period of 2005 while diluted earnings per share for the quarter were $0.47 compared with $0.48 for the third quarter of 2005.

For the first nine months of 2006, YNB reported a decline in net income to $15.6 million compared with $16.6 million for the same period in 2005. This is due principally to an increase in non-interest expense of $4.0 million and an increase in the provision for loan losses of $575,000, partially offset by a $1.9 million increase in net interest income and a decrease in income tax expense of $2.2 million. Despite the prolonged flat yield curve and the challenge to meet commercial loan pricing terms and structures offered by competitors, YNB’s tax equivalent net interest margin remained stable at 3.03 percent for the nine month period ended September 30, 2006, compared to the same period in 2005.

Diluted earnings per share for the nine months ended September 30, 2006 were $1.37 compared to $1.51 for the same period in 2005. This reflects both the lower net income for the first nine months of 2006 and the impact of the private placement of additional shares of common stock at the end of 2005.

“The combination of slowing commercial loan growth and, to a lesser extent, certain credits that we are addressing diligently, have negatively impacted the level of net interest income improvement we expected and, consequently, YNB’s overall performance year to date,” commented YNB CEO Patrick M. Ryan.

While YNB continued to benefit from established relationships with long-time commercial lending customers, many of them are conservatively managing their real estate portfolios given the current environment. Large payoffs of existing loans from these customers have offset additions to the commercial portfolio from new customers in new markets. At September 30, 2006, total loans were $2.00 billion, an increase of 1.1 percent over $1.97 billion in total loans at September 30, 2005.

Non-performing assets (NPAs) were up $6.3 million at September 30, 2006 compared to the same date in 2005, but have been reduced on a linked quarter basis from $24.1 million at June 30, 2006 to $20.3 million at September 30, 2006. Total NPAs were 0.68 percent of total assets at September 30, 2006, compared with 0.47 percent of total assets at September 30, 2005. In the third quarter, a real estate developer with a sizable lending relationship filed for bankruptcy. Although the loans are well-secured, YNB placed this $7.3 million relationship in nonaccrual loans. Also during the third quarter, YNB recovered $7.4 million of the $10 million

Solomon Dwek line of credit and charged off the remaining $2.6 million. The remainder of the relationship is currently performing and is secured by real estate collateral. The allowance for loan losses to total loans was 1.12 percent of total loans, covering 112.9 percent of total nonperforming loans at September 30, 2006. Net loan chargeoffs increased to $6.6 million for the first nine months of 2006 compared to $3.1 million for the same period last year.

“Although we are continuing our emphasis on commercial banking, retail banking has become an important strategic focus for YNB,” noted F. Kevin Tylus, YNB President and Chief Operating Officer. “We have experienced positive results as our ‘Simply Better’ suite of products continues to be well received in new and existing markets, and we are using these lower-cost consumer deposits to replace expensive alternative deposit funds like Reserve Funds and Express Data CDs,” he continued. “ ‘Simply Better’ balances have increased $79.2 million from the beginning of this year through September 30, 2006. The change in the composition of our deposit base has helped us manage our deposit costs,” he continued, “but the decreased reliance on alternative deposit funds has resulted in relatively modest growth in total deposits.” At September 30, 2006, total deposits increased 0.9 percent to $2.03 billion from $2.01 billion at September 30, 2005.

YNB’s CEO Mr. Ryan elaborated on YNB’s small business strategy. “Our focus as we enter new markets is to introduce our retail brand and community banking philosophy through our expanded deposit product line while we develop small business lending opportunities,” he continued. “Accordingly, we are devoting resources to re-energizing our small business banking sector,” he concluded.

YNB has opened three new branches this year. Cream Ridge and Ringoes, New Jersey opened earlier this year, and one opened in Whitehouse Station, New Jersey in the third quarter, to bring YNB’s total to 30. Several more branches are planned to open in New Jersey’s dynamic Somerset and Middlesex counties during the fourth quarter of 2006 and in early 2007.

YNB’s Executive Vice President and Chief Financial Officer Stephen F. Carman provided further explanation of YNB’s third quarter results. “Two of the critical factors in achieving our financial objectives for 2006 were reaching commercial loan projections and an improving asset quality profile,” he explained. “The effect of slower commercial loan growth in 2006 and the impact of the aforementioned two nonperforming real estate developer relationships have restricted anticipated net interest income improvement and somewhat hampered progress in achieving our financial objectives,” he said. “As we noted last quarter, improvements in loan growth and credit quality were key elements of our ability to achieve our previously issued guidance. We now anticipate that our net income for 2006 will be near our 2005 net income, between $21.0 and $22.0 million, with 2006 diluted earnings per share between $1.85 and $1.93.”

At September 30, 2006, YNB’s total risk-based capital was 12.2 percent, Tier 1 capital to risk-weighted assets was 11.2 percent, and Tier 1 capital to average assets was 8.8 percent. In the first three quarters of 2006, YNB paid total cash dividends of $0.345 per share. The third quarter of 2006 marks the 51st consecutive period in which YNB has paid shareholders a cash dividend.

YNB had $3.0 billion in assets at September 30, 2006, with 30 branches serving individuals and businesses in Mercer, Hunterdon, Burlington, Middlesex, Somerset, and Ocean counties in New Jersey and Bucks County in Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services to business and individual banking customers throughout the region.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, adequacy of the allowance for loan losses, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, adverse changes in the market price of our common stock, proxy contests and litigation, compliance with laws and regulatory requirements, including our agreement with the Office of the Comptroller of the Currency and NASDAQ standards, and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, as well as other risks and uncertainties detailed from time to time in statements made by our management. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Yardville National Bancorp

Summary of Financial Information

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2006	2005	2006	2005
Stock Information:
Weighted average shares outstanding:
Basic	10,965	10,602	10,911	10,558
Diluted	11,345	11,050	11,314	11,011
Shares outstanding end of period	11,033	10,572
Earnings per share:
Basic	$0.49	$0.50	$1.43	$1.57
Diluted	0.47	0.48	1.37	1.51
Dividends paid per share	0.115	0.115	0.345	0.345
Book value per share	17.51	15.97
Tangible book value per share	17.38	15.81
Closing price per share	35.66	35.25
Closing price to tangible book value	205.18%	222.96%
Key Ratios:
Return on average assets	0.72%	0.73%	0.70%	0.77%
Return on average stockholders' equity	11.46	12.61	11.47	13.41
Net interest margin	2.95	2.94	2.96	2.96
Net interest margin (tax equivalent) (1)	3.02	3.01	3.03	3.03
Efficiency ratio	58.50	56.40	59.89	55.13
Equity-to-assets at period end			6.41	5.62
Tier 1 leverage ratio (2)			8.82	7.91
Asset Quality Data:
Net loan charge-offs	$2,835	$1,148	$6,598	$3,144
Nonperforming assets as a percentage of total assets	0.68%	0.47%
Allowance for loan losses at period end as a
percent of:
Total loans	1.12	1.15
Nonperforming loans	112.89	162.00
Nonperforming assets at period end:
Nonperforming loans	$19,825	$13,995
Other real estate	502	—
Total nonperforming assets	$20,327	$13,995

(1) The net interest margin is equal to net interest income divided by average interest earning assets. In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income.
The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $544,000 and
$503,000 for the three month periods and $1,614,000 and $1,461,000 for the nine month periods ended September 30, 2006 and 2005, respectively.
(2) Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$38,062	$32,785	$110,790	$92,704
Interest on deposits with banks	679	397	1,245	748
Interest on securities available for sale	8,833	9,315	26,637	27,485
Interest on investment securities:
Taxable	22	26	71	82
Exempt from Federal income tax	1,044	957	3,079	2,761
Interest on Federal funds sold	241	274	521	576
Total Interest Income	48,881	43,754	142,343	124,356
INTEREST EXPENSE:
Interest on savings account deposits	7,061	5,632	20,182	15,082
Interest on certificates of deposit of $100,000 or more	2,886	1,983	7,670	4,576
Interest on other time deposits	7,176	4,296	19,139	11,182
Interest on borrowed funds	9,177	9,737	27,873	28,557
Interest on subordinated debentures	1,411	1,217	4,077	3,480
Total Interest Expense	27,711	22,865	78,941	62,877
Net Interest Income	21,170	20,889	63,402	61,479
Less provision for loan losses	2,125	2,100	6,275	5,700
Net Interest Income After Provision for Loan Losses	19,045	18,789	57,127	55,779
NON-INTEREST INCOME:
Service charges on deposit accounts	736	762	2,172	2,110
Securities gains, net	—	274	—	750
Income on bank owned life insurance	454	451	1,315	1,255
Other non-interest income	524	555	1,681	1,571
Total Non-Interest Income	1,714	2,042	5,168	5,686
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,425	7,439	22,648	21,302
Occupancy expense, net	1,581	1,244	4,376	3,619
Equipment expense	794	751	2,446	2,284
Other non-interest expense	3,586	3,499	11,600	9,826
Total Non-Interest Expense	13,386	12,933	41,070	37,031
Income before income tax expense	7,373	7,898	21,225	24,434
Income tax expense	2,045	2,546	5,672	7,833
Net Income	$5,328	$5,352	$15,553	$16,601
EARNINGS PER SHARE:
Basic	$0.49	$0.50	$1.43	$1.57
Diluted	0.47	0.48	1.37	1.51
Weighted average shares outstanding:
Basic	10,965	10,602	10,911	10,558
Diluted	11,345	11,050	11,314	11,011

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Condition

(Unaudited)

	September 30,		December 31,
(in thousands)	2006	2005	2005
Assets:
Cash and due from banks	$30,656	$39,645	$52,686
Federal funds sold	26,465	14,200	10,800
Cash and Cash Equivalents	57,121	53,845	63,486
Interest bearing deposits with banks	67,544	22,835	16,408
Securities available for sale	707,239	795,107	741,668
Investment securities	95,509	87,817	89,026
Loans	1,995,003	1,974,155	1,972,840
Less: Allowance for loan losses	(22,380)	(22,672)	(22,703)
Loans, net	1,972,623	1,951,483	1,950,137
Bank premises and equipment, net	11,697	11,193	11,697
Other real estate	502	—	—
Bank owned life insurance	49,168	45,756	46,152
Other assets	42,250	37,474	38,157
Total Assets	$3,003,653	$3,005,510	$2,956,731
Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$216,746	$240,148	$232,269
Interest bearing	1,815,459	1,774,097	1,740,448
Total Deposits	2,032,205	2,014,245	1,972,717
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	674,000	724,000	704,000
Subordinated debentures	62,892	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	1,828	94	2,250
Other	1,221	1,271	1,870
Total Borrowed Funds	749,941	798,257	781,012
Other liabilities	29,111	24,204	25,544
Total Liabilities	$2,811,257	$2,836,706	$2,779,273
Stockholders’ equity:
Common stock: no par value	107,682	93,755	105,122
Surplus	2,205	2,205	2,205
Undivided profits	97,659	82,816	85,896
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(1,828)	(94)	(2,250)
Accumulated other comprehensive loss	(10,162)	(6,718)	(10,355)
Total Stockholders’ Equity	192,396	168,804	177,458
Total Liabilities and Stockholders’ Equity	$3,003,653	$3,005,510	$2,956,731

Financial Summary

Average Balances, Yields and Costs

(Unaudited)

	Three Months Ended September 30, 2006			Three Months Ended September 30, 2005
(in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$48,451	$679	5.61%	$44,856	$397	3.54%
Federal funds sold	18,250	241	5.28	31,730	274	3.45
Securities	799,020	9,899	4.96	865,708	10,298	4.76
Loans (1)	2,006,680	38,062	7.59	1,897,451	32,785	6.91
Total interest earning assets	$2,872,401	$48,881	6.81%	$2,839,745	$43,754	6.16%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$32,730			$32,582
Allowance for loan losses	(23,450)			(21,992)
Premises and equipment, net	11,811			10,495
Other assets	79,990			77,729
Total non-interest earning assets	101,081			98,814
Total assets	$2,973,482			$2,938,559
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$936,087	$7,061	3.02%	$1,007,863	$5,632	2.24%
Certificates of deposit of $100,000 or more	252,200	2,886	4.58	229,898	1,983	3.45
Other time deposits	619,723	7,176	4.63	496,127	4,296	3.46
Total interest bearing deposits	1,808,010	17,123	3.79	1,733,888	11,911	2.75
Borrowed funds	689,532	9,177	5.32	740,330	9,737	5.26
Subordinated debentures	62,892	1,411	8.97	62,892	1,217	7.74
Total interest bearing liabilities	$2,560,434	$27,711	4.33%	$2,537,110	$22,865	3.60%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$212,068			$210,439
Other liabilities	15,031			21,304
Stockholders’ equity	185,949			169,706
Total non-interest bearing liabilities and
stockholders’ equity	$413,048			$401,449
Total liabilities and stockholders’ equity	$2,973,482			$2,938,559
Interest rate spread (2)			2.48%			2.56%
Net interest income and margin (3)		$21,170	2.95%		$20,889	2.94%
Net interest income and margin (tax equivalent basis)(4)		$21,714	3.02%		$21,392	3.01%

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35%, and has the effect of increasing interest income by $544,000 and $503,000 for the three month periods ended September 30, 2006 and 2005, respectively.

Financial Summary

Average Balances, Yields and Costs

(Unaudited)

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
(in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$31,366	$1,245	5.29%	$31,821	$748	3.13%
Federal funds sold	14,068	521	4.94	25,651	576	2.99
Securities	809,409	29,787	4.91	859,820	30,328	4.70
Loans (1)	2,002,629	110,790	7.38	1,850,447	92,704	6.68
Total interest earning assets	$2,857,472	$142,343	6.64%	$2,767,739	$124,356	5.99%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$34,635			$31,779
Allowance for loan losses	(23,165)			(21,280)
Premises and equipment, net	11,716			10,443
Other assets	78,102			76,663
Total non-interest earning assets	101,288			97,605
Total assets	$2,958,760			$2,865,344
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$952,150	$20,182	2.83%	$991,206	$15,082	2.03%
Certificates of deposit of $100,000 or more	243,014	7,670	4.21	193,123	4,576	3.16
Other time deposits	587,183	19,139	4.35	481,918	11,182	3.09
Total interest bearing deposits	1,782,347	46,991	3.52	1,666,247	30,840	2.47
Borrowed funds	707,701	27,873	5.25	743,801	28,557	5.12
Subordinated debentures	62,892	4,077	8.64	62,892	3,480	7.38
Total interest bearing liabilities	$2,552,940	$78,941	4.12%	$2,472,940	$62,877	3.39%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$210,741			$205,088
Other liabilities	14,255			22,251
Stockholders' equity	180,824			165,065
Total non-interest bearing liabilities and
stockholders' equity	$405,820			$392,404
Total liabilities and stockholders' equity	$2,958,760			$2,865,344
Interest rate spread (2)			2.52%			2.60%
Net interest income and margin (3)		$63,402	2.96%		$61,479	2.96%
Net interest income and margin (tax equivalent basis)(4)		$65,016	3.03%		$62,940	3.03%

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $1,614,000 and $1,461,000 for the nine month periods ended September 30, 2006 and 2005, respectively.